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                                                            Exhibit 3(i)(1)


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION
                       OF AMERIQUEST TECHNOLOGIES, INC.

     AmeriQuest Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES
                                                          ------------
HEREBY CERTIFY:

     The amendments set forth below to the Corporation's Certificate of Incorporation, as amended by the Certificate of Designations filed by the Corporation on August 10, 1995 (the "August 10 Certificate of Designations")
                                     -------------------------------------
and the Certificate of Designations filed by the Corporation on November 9, 1995 (the "November 9 Certificate of Designations"), and as otherwise amended prior to the date hereof, were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

     1. Section 1.5(r) of the August 10 Certificate of Designations is hereby deleted in its entirety.

     2. Section 5(p) of the November 9 Certificate of Designations is hereby deleted in its entirety.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 29th day of March, 1996.


AmeriQuest Technologies, Inc.


/s/ D. Stephen DeWindt
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D. Stephen DeWindt
Chairman of the Board of Directors